Exhibit 4.1

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST

ESTABLISHED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

THIS CERTIFIES THAT

UNITS
NUMBER	* SPECIMEN *	**9,000,000**********
***9,000,000*********
CERT.9999		****9,000,000********
*****9,000,000*******
******9,000,000******

	is the registered owner of	CUSIP: 85207Q104
ISIN: CA85207Q1046
* NINE MILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE UNITS OF

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST

transferable only on the books of the Trust by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Trust.

IN WITNESS WHEREOF the Trust has caused this Certificate to be signed by its duly authorized signatories.

SPROTT ASSET MANAGEMENT LP,	DATED: JANUARY 01, 2009
by its general partner, SPROTT ASSET MANAGEMENT GP INC.
COUNTERSIGNED AND REGISTERED by
Equity Financial Trust Company Toronto, Ontario, Canada as
Main Transfer Agent and Registrar
or
Registrar and Transfer Company, Cranford, NJ, USA as
Co-Transfer Agent

/s/ Eric S. Sprott	/s/ Steven Rostowsky
Eric S. Sprott	Steven Rostowsky	By
Chief Executive Officer	Chief Financial Officer	AUTHORIZED OFFICER

The Units represented by this Certificate are transferable at the offices of Equity Financial Trust Company, Toronto, Ontario, Canada, and at the offices of Registrar and Transfer Company, Cranford, NJ, USA.

FORM OF BULLION REDEMPTION NOTICE

DATE:

TO: Equity Financial Trust Company (“Equity Financial”), as the registrar and transfer agent of the Sprott Physical Platinum and Palladium Trust (the “Trust”)

Ticker Symbol:  PPT.U (TSX) / SPPP (NYSE Arca)

CUSIP number:  85207Q104

AND TO: Sprott Asset Management LP (the “Manager”), as the manager of the Trust

RE: Bullion Redemption Notice under Section 6.1 of the Trust Agreement of the Trust

The undersigned (the “Unitholder”), the holder of                                      units of the Trust (the “Units”) designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption of the aforementioned Units for platinum and palladium bullion in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of June 6, 2012, as the same may be further amended, restated or supplemented from time to time, and directs Equity Financial to cancel such Units on                                                          . All physical platinum and palladium bullion shall be delivered to the following address by armored transportation service carrier, which the undersigned hereby authorizes the Manager or its agent to retain on the undersigned’s behalf. The Unitholder has, if applicable, instructed his or her broker to withdraw such Units in physical certificate form.

Delivery Instructions:

Signature of Unitholder

Signature Guarantee

Print Name

Unitholder’s Brokerage Account Number

Print Address

Print Broker Name and DTC/CDS Number

Print Broker Contact Name and Telephone Number

NOTE: The name and address of the Unitholder set forth in this Bullion Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Financial. The signature of the person executing this Bullion Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instruction

Fax redemption notice to:

(1) Equity Financial Trust Company (Attn: Corporate Actions);

Fax: (416) 361-0470

(2) Sprott Asset Management LP, Compliance Department;

Fax: (416) 943-6497

FORM OF CASH REDEMPTION NOTICE

DATE:

TO: Equity Financial Trust Company (“Equity Financial”), as the registrar and transfer agent of the Sprott Physical Platinum and Palladium Trust (the “Trust”)

Ticker Symbol:  PPT.U (TSX) / SPPP (NYSE Arca)

CUSIP number:  85207Q104

AND TO: Sprott Asset Management LP, as the manager of the trust

RE: Cash Redemption Notice under Section 6.3 of the Trust Agreement of the Trust

The undersigned (the “Unitholder”), the holder of                                  units of the Trust (the “Units”) designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption of the aforementioned Units for cash in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of June 6, 2012, as the same may be further amended, restated or supplemented from time to time, and directs Equity Financial to cancel such Units and wire such cash in accordance with the following wire instructions.

Wiring instructions:

Signature of Unitholder

Signature Guarantee

Print Name

Print Address

NOTE: The name and address of the Unitholder set forth in this Cash Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Financial. The signature of the person executing this Cash Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instruction

Fax redemption notice to:

(1) Equity Financial Trust Company (Attn: Corporate Actions);

Fax: (416) 361-0470

(2) Sprott Asset Management LP, Compliance Department;

Fax: (416) 943-6497

FOR VALUE RECEIVED,                                                   hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL INSURANCE NUMBER OR SOCIAL SECURITY NUMBER, AS APPLICABLE, OF THE TRANSFEREE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

                                                                                                                        Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                               Attorney to transfer the said Units on the Books of the within named Trust, with full power of subsitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

Signature Guarantee

RESTRICTIONS